EXHIBIT 10.1

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

ISSUE DATE: February 22, 2016

PRINCIPAL AMOUNT: $100,000.00

FOREX DEVELOPMENT CORPORATION.

CONVERTIBLE PROMISSORY NOTE DUE FEBRUARY 28, 2018

THIS Note is a duly authorized issuance of $100,000.00 of Forex Development Corporation, a Delaware corporation (the “Company”) designated as its Note.

1. FOR VALUE RECEIVED, the Company promises to pay to FRH GROUP LTD, the registered holder hereof (the “Holder”), the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) on February 28, 2018 (the “Maturity Date”). The principal of this Note is payable in United States dollars, at the address last appearing on the Note Register of the Company as designated in writing by the Holder. The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to the registered holder of this Note. The forwarding of such wire transfer shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted.

1.2 In the event the Company does not make, when due, any payment of principal or interest required to be made hereunder, the Company will pay, on demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

2. Default. In the event of an occurrence of any event of default specified below, the principal and all accrued interest on the Note shall become immediately due and payable without notice, except as specified below. The occurrence of any of the following events shall constitute an event of default under this Note:

2.1 The Company fails to make any payment hereunder when due, which failure has not been cured within fifteen (15) days following such failure.

2.2 If the Company shall file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or

2.3 If a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or of the whole or any substantial part of its properties, or approve a petition filed against the Company seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Company or of the whole or any substantial part of its properties; or if there is commenced against the Company any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for a period of thirty (30) days; or if the Company by any act indicates its consent to or approval of any such proceeding or petition; or

2.4 If (i) any judgment remaining unpaid, unstayed or undismissed for a period of sixty (60) days is rendered against the Company which by itself or together with all other such judgments rendered against the Company remaining unpaid, unstayed or undismissed for a period of sixty (60) days, is in excess of $100,000, or (ii) there is any attachment or execution against the Company’s properties remaining unstayed or undismissed for a period of sixty (60) days which by itself or together with all other attachments and executions against the Company’s properties remaining unstayed or undismissed for a period of 60 days is for an amount in excess of $100,000.

3. Conversion by Holder.

3.1 Conversion Rights. The Holder will have the right, at its option, to convert the Note into Shares of Common Stock of the Company (the “Shares”) at any time before the close of business on February 28, 2018, upon sixty (60) days notice (the “Notice Period”), at the conversion rate then in effect.

The initial conversion rate is $0.10 per share or 1,000,000 shares if the entire Note was converted, subject to adjustments in certain events as set forth below. In the event that the fair market value of the Company’s common stock is less than $0.10 per share, the conversion price shall be discounted by 30%, but in no event, will the conversion price be less than $0.05 per share with a maximum of 2,000,000 shares if the entire Note was converted, subject to adjustments in certain events. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes. Fractional shares will be rounded up to the next whole share. The Holder may convert a portion of the Note provided that the portion is $1,000 principal amount at maturity or an integral multiple thereof.

The conversion rate will be appropriately adjusted if the Company (a) pays a dividend or makes a distribution on its Shares of Common Stock which is paid or made in Shares of Common Stock, (b) subdivides or reclassifies its outstanding Shares of Common Stock, (c) combines its outstanding Shares of Common Stock into a smaller number of Shares of Common Stock, (d) issues Shares of Common Stock, or issues rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Shares of Common Stock (or securities convertible into Common Stock other than promissory notes similar to the Note up to $1,000,000.00), at a price per Share less than $0.05 per share, or (e) distributes to all holders of its Common Stock evidences of its indebtedness or assets (excluding any dividend paid in cash out of legally available funds) subject to the limitation that adjustments by reason of any of the foregoing need not be made until they result in a cumulative change in the conversion rate of at least five percent (5%). In the event the Company issues any additional convertible debt instruments after the date hereof which have (a) rights, preference or privileges that are more favorable than the terms of this Note, such as conversion price, anti-dilution protection or warrant coverage, or (b) provides the holders of such debt additional contractual terms, such as rights of first offer, information rights, protective voting provisions, rights of refusal, board representation or other similar rights, the Company shall provide substantially equivalent rights to the Holder of this Note. The Company shall promptly provide Holder with copies of any documentation relating to issuance of any such additional convertible debt.

In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the surviving corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation, there will be no adjustment of the conversion price, but the Holder of the Note then outstanding will have the right thereafter to convert such Note into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Note been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the conversion features of the Note would thereafter be limited to converting the Note at the conversion price in effect at such time into the same amount of cash per Share that such Holder would have received had such Holder converted the Note into Common Stock immediately prior to the effective date of such cash merger or transaction.

3.2 Mechanics of Conversion. The Note may be converted upon surrender of the Note at any time prior to the close of business on February 28, 2018, at the offices of the Company, 115 W 18th Street, New York, NY 10011, with the form of “Notice of Conversion” duly completed and executed as indicated, whereupon the Company shall issue and deliver to the Holder a certificate or certificates for the number of shares to which the Holder is entitled upon conversion. Shares of Common Stock issued upon conversion will be fully paid and non-assessable.

3.3 Company’s Rights to Prepay after Notice of Conversion. Notwithstanding the conversion rights of Holder set forth in Section 3.1 above, the Company shall have the right during the Notice Period to prepay the balance of the note, including interest, in cash to the holder in lieu of converting the Note into the Company’s Common Stock.

4. Prepayment. Company may prepay any or all amounts due under this Note at any time without penalty; provided, however, that Company, as a condition to prepayment of some or all of the balance hereof, shall deliver written notice of its intention to prepay at least 60 calendar days prior to the date of such prepayment (“Prepayment Date”) and cooperate with Holder in Holder’s exercise of Holder’s convertibility rights, as set forth in Paragraph 3, above, if Holder elects to exercise such rights prior to prepayment.

5. Senior Indebtedness and Absolute Obligation. This is a senior debt of the Company and except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all Notes now or hereafter issued under the terms set forth herein.

“THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR (ii) SUCH REGISTRATION.”

6. Restriction on Sales after Conversion. The Common Stock issued upon conversion of the Note, which bear restrictive legends as a result of the manner in which they were issued by the Company, generally may be sold in the public market (in the absence of registration) only if the sale is made in compliance with Rule 144 under the Act. In general, under Rule 144, a person (or persons whose shares are aggregated with those of others) who has beneficially owned “restricted” securities for at least one year and that person is not deemed to be an “affiliate” of the Company are entitled to sell their shares under Rule 144 without regard to any Rule 144 requirements. The Common Stock bearing restrictive legends should satisfy the one year holding period required by Rule 144, from time to time, commencing one year from the date of this Note.

7. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by United States Mail, certified, or by overnight delivery service. For the purposes hereof, the address of the Holder and the address of the Company are as follows:

COMPANY:	HOLDER:

Forex Development Corporation	FRH Group Ltd
115 W. 18th Street	2801 and 2802 Liwa Heights, Cluster W
New York, NY 10011	Jumeirah Lake Towers, PO Box 125832
Atten: Mitch Eaglstein, CEO	Dubai, United Arab Emirates
Atten: Benjamin Gsell, Director

Both the Holder and the Company may change the address for service by written notice to the other as herein provided.

8. No Waiver: Rights and Remedies Cumulative. No failure on the part of the Holder to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Company and the Holder.

9. Costs and Expenses. The Company shall reimburse the Holder for all costs and expenses incurred by the Holder in connection with the preparation, execution and closing of this Note and shall pay the reasonable fees and disbursements of counsel to the Holder in connection with the enforcement of the Holder’s rights hereunder.

10. Amendments. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Holder therefrom shall be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11. Successors and Assigns. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Holder and its successors and assigns, including subsequent holders hereof.

12. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

13. Waiver of Notice. The Company hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

14. Governing Law. This Note has been executed in and shall be governed by the laws of the State of Delaware.

15. Note Holder is Not a Shareholder. Unless and until a Holder exercises its right to convert this Note to Shares in accordance with Sections 3.1 and 3.2 hereof, no Holder of this Note, solely by virtue of the ownership of this Note, shall be considered a shareholder of the Company for any purpose, nor shall anything in this Note be construed to confer on any Holder of this Note any rights of a shareholder of the Company including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

16. Exchange and Replacement of Note. Upon surrender of this Note to the Company, the Company shall execute and deliver, at its expense, one or more new Notes of such denominations and in such names, as requested by the holder of the surrendered Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation, or destruction of any Note, the Company will make and deliver a new Note, of like tenor, at the request of the holder of such Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer as of the February 22, 2016.

FOREX DEVELOPMENT CORPORATION

By:	/s/ Mitch Eaglestein
Mitch Eaglstein, CEO

NOTICE OF CONVERSION

To: FOREX DEVELOPMENT CORPORATION

The undersigned, the Holder of the Convertible Promissory Note Due February 28, 2018 (“Note”) attached hereto, hereby irrevocably elects to Convert this Note, or portion thereof below designated, for _______* shares of the Common stock of Forex Development Corporation, in accordance with the terms of the Note, and directs that the certificates for such shares be issued in the name of ________________________________whose address is _____________________________________________________________________________________________

(Signature must conform in all respects to name of the Holder as specified on the face of the Note)

(Print Name)

Dated: ___________________________	Principal Amount to be converted: $__________

* Insert here the number of shares as to which the Note is being converted.